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                                                                      EXHIBIT 21
    Subsidiaries


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                   Subsidiary                                 Tokheim %          Jurisdiction of        F/S Information
                      Name                                    Ownership            Incorporation            Included By
    ------------------------------------------                ---------       ------------------        ---------------
    Tokheim Sales B.V.                           (B)            100.00%       The Netherlands           Consolidated
    Tokheim Investment Corporation               (A)            100.00%       Texas - USA               Consolidated
    Sunbelt Hose and Petroleum Equipment, Inc.   (B)            100.00%       Georgia - USA             Consolidated
    Tokheim Automation Corporation               (A)            100.00%       Texas - USA               Consolidated
    Envirotronic Systems, Inc.                   (A)            100.00%       Indiana - USA             Consolidated
    Gasboy International, Inc.                   (B)            100.00%       Pennsylvania - USA        Consolidated
    Tokheim and Gasboy of Canada Limited         (C)            100.00%       Ontario - Canada          Consolidated
    Tokheim Europe B.V.                          (B)            100.00%       The Netherlands           Consolidated
    Tokheim GmbH                                 (A)            100.00%       Germany                   Consolidated
    Tokheim South Africa (Proprietary) Limited   (D)            100.00%       South Africa              Consolidated
    Tokheim Properties (Proprietary) Limited     (D)            100.00%       South Africa              Consolidated
    Tokheim Limited                              (B)            100.00%       United Kingdom            Consolidated
    Sofitam - Tokheim S.A.                       (B)            100.00%       France                    Consolidated
    Sofitam Equipment S.A.                       (E)            100.00%       France                    Consolidated
    Sogen S.A.                                   (F)            100.00%       France                    Consolidated
    Sam Satam                                    (F)             99.80%       France                    Consolidated
    Sofitam International S.A.                   (F)            100.00%       France                    Consolidated
    Parke Penrhyn                                (G)            100.00%       Switzerland               Consolidated
    Sofitam N.V.                                 (H)            100.00%       Belgium                   Consolidated
    Haar Menstenik GmbH                          (G)             40.00%       Germany                   Consolidated
    Sofitam Tanktechnik GmbH                     (G)            100.00%       Germany                   Consolidated
    Sofitam Iberica                              (G)             99.81%       Spain                     Consolidated
    Bennett Fimac                                (G)             60.00%       Italy                     Consolidated
    Cocitam S.A.                                 (G)             98.75%       Ivory Coast               Consolidated
    Bennett Sauser S.A.                          (I)             47.14%       Switzerland               Consolidated
    Sofitam Pump Services                        (G)             51.34%       United Kingdom            Consolidated
    Matam S.A.                                   (G)             49.94%       Morocco                   Consolidated
    Cottam Sarl                                  (G)            100.00%       Tunisia                   Consolidated
    Socatam S.A.                                 (G)             99.91%       Cameroon                  Consolidated
    Cosetam S.A.                                 (G)             98.93%       Senegal                   Consolidated
    Excelsior S.A.                               (F)             20.00%       France                    Equity Method
    Serip S.A.                                   (F)             10.00%       France                    Equity Method
    Outelec                                      (F)    less than 1.00%       France                    Equity Method
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A)  Directly owned by Tokheim Corporation.
B)  Directly owned by Tokheim Corporation subsidiary Tokheim Investment
      Corporation, or directors' qualifying shares.
C)  Directly owned 65% by Tokheim Corporation subsidiary Tokheim Investment
      Corporation and 35% by Tokheim Corporation subsidiary Gasboy
      International, Inc.
D)  Directly owned by Tokheim Corporation's indirect subsidiary Tokheim and
      Gasboy of Canada Limited.
E)  Directly owned by Tokheim Corporation's indirect subsidiary Sofitam -Tokheim
      S.A.
F)  Directly owned by Tokheim Corporation's indirect subsidiary Sofitam
      Equipment S.A.
G)  Directly owned by Tokheim Corporation's indirect subsidiary Sofitam
      International S.A.
H)  Directly owned 66.67% by Tokheim Corporation's indirect subsidiary Sofitam
      International S.A. and 33.33% by Tokheim Corporation's indirect subsidiary
      Parke Penrhyn.
I)  Directly owned 44.76% by Tokheim Corporation's indirect subsidiary Parke
      Penrhyn and 2.38% by Tokheim Corporation's indirect subsidiary Sofitam
      International S.A.